                                                                                  EXHIBIT 21.1

List of Subsidiaries
Subsidiary	State or Jurisdiction of Incorporation or Organization
SCP Distributors LLC	Delaware
Superior Commerce LLC	Delaware
SCP Northpark LLC	Delaware
SCP Services LP	Delaware
Alliance Trading, Inc.	Delaware
SCP Acquisition Co. LLC	Delaware
Superior Pool Products LLC	Delaware
SCP International, Inc.	Delaware
Pool Development LLC	Delaware
Horizon Distributors, Inc.	Delaware
POOLCORP Financial, Inc.	Delaware
POOLCORP Financial Mortgage, LLC	Louisiana
SCP Pool Holdings, BV	Netherlands
SCP Pool, BV	Netherlands
SCP (UK) Holdings Limited	United Kingdom
SCP (UK) Limited	United Kingdom
Garden Leisure Products, Ltd	United Kingdom
Swimming Pool Warehouse Ltd	United Kingdom
Cascade Swimming	United Kingdom
Norcal Pool Supplies Ltd	United Kingdom
Bonin Consultores E Servicos, LDA	Portugal
SCP Pool Portugal LDA	Portugal
B&B s.r.l.	Italy
SCP Europe, SAS	France
SCP France SAS	France
SCP Distributors Inc.	Ontario
Superior Pool Products, Inc.	Ontario
TorLyn Limited	Ontario
Splash Holdings, Inc.	Indiana
Windsor International, Ltd	Cayman Islands
SCP Pool Distributors Spain, S.L.	Spain
SCP Mexico S.A. de C.V	Mexico
Les Industries R.P. Inc.	Quebec
Sud Ouest Filtration SAS	France
Cypress, Inc.	Nevada
Cypress Hong Kong Limited	Hong Kong